                                                                    EXHIBIT 3.27

          State of Delaware
         Secretary of State
      Division of Corporations
    Delivered 04:06 PM 07/23/2003
      FILED 03:26 PM 07/23/2003
[ILLEGIBLE] 030482432 - 3282588 FILE

              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                      CALPINE CHANNEL ENERGY CENTER LP, LLC

                  It is hereby certified that:

                  1. The name of the limited liability company (hereinafter called the "limited liability company") is

                      CALPINE CHANNEL ENERGY CENTER LP, LLC

                  2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company's registered agent and registered office and by substituting in lieu thereof the following new statement:

                  "The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808."

Executed on July 23, 2003.

                                            /s/ Lisa M. Bodensteiner
                                            --------------------------
                                            Name: Lisa M. Bodensteiner
                                            Title: Authorized Person